EXHIBIT 31.2

CONSTELLATION ENERGY PARTNERS LLC

CERTIFICATION

I, Charles C. Ward, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Constellation Energy Partners LLC;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 19, 2011

/S/ CHARLES C. WARD
Charles C. Ward
Chief Financial Officer and Treasurer